(Translation from Chinese)

Listing Agreement

Contract No.:038V2

Party A: SuZhou KaiDa Road Pavement Construction Company Limited ("Party A")

Part C: SuZhou KaiDa Road Pavement Construction Company Limited and all its holding companies both at home and abroad being consolidated to go public by Suzhou Kaida Road Material Limited

Party A's legal address: No.166, Dongfang Road, Suzhou City, China

Tel: +86 512 6698 1901 Fax: +86 512 6698 1902

Party B: EastBridge Investment Group Corp ("Party B"), a company registered in the US.

Legal address: 8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona, USA 85258

Tel: 480 966 2020; FAX: 480 966 0808

Article 1—Listing Service

Party A asks Party B to help list Party C's stock in America directly. Party A's definition of Party C's listing is for its stock to be listed on NASDAQ or American Stock Exchange through a reverse merger.

Article 2—Authority and Preconditions

1. Party B's authority includes consultations, negotiations involved in the listing, and the handling of relevant formalities; Party B shall assist Party C to become listed on an American main stock market for Party C, in any legal manner conforming to US laws and relevant regulations thereof.

2. Party C shall meet the following conditions before Party B agrees to take on this project as stipulated in Article 1 hereof:

A、Party C shall, at the time of the execution hereof, provide Party B with financial reports for 2008 and 2009 issued by local certified public accountants.

B、Party C shall provide Party B with a quarterly financial report (annual financial report for the fourth quarter) issued by local certified public accountant on a quarterly basis,

Article 3—Term and Conditions

Party B shall bring Party C public within six months on condition of Party C's successful American auditing. Party C may cause any delay of the listing of the stock provided that:

1) Party C's successful financial auditing for 2008 and 2009 in accordance with the US GAAS (Generally Accepted Auditing Standard) and GAAP (Generally Accepted Accounting Principles) prior to Party A's successful listing. Party C is able to realize an after-tax yearly profits and net assets for 2007 and 2008 no less than 10% of that on the internal financial statements provided by Party C.

2) Party C is free from material law suits or scandals, etc., which are detrimental to the intangible assets of Party C.

3) Party C should finish their Business Plan both in Chinese and English in 30 days after the signature of this contract.

4) Party C should finish their new English website in 30 days after the signature of this contract.

Article 4—Party A and Party C's Protection of Party B's Interest

Party B agrees to bear the following expenses for the listing of Party C:

A. Acquire a company that is listed on the American Stock Exchange for Party C to use
B. Legal and consulting expenses;
C. Strategies and consulting expenses;
D. Expenses for 2 years of GAAS/GAAP auditing;
E. SEC pre-audit financial consulting expenses;
F. SEC application fee, road show (Party A shall bear its own traveling expenses), PR expenses;
G. Business plan, web site consulting fee;
H. Equity share planning consulting fee;
I. Opening expenses; stock certificates' printing expense and registration expense;

J. Market maker fee;

K. Acquisition, investment increase, loan consulting fee;

L. Listing recommendation fee;

M. Miscellaneous expenses related to Party C's pre-listing in the U.S.

Article 5—Timely Report

In the case of any changes, Party A must make its best effort to notify Party B in a timely manner.

Article 6—Listing fees and Manner of Payment

1) Party A agrees to the following stock structure: (As an example, if the US shell has a total of 30,000,000 shares issued. The total number of shares may change, however, the ratio will not change.)

A) 100% of Party C's stock will exchange for 24,000,000 shares;

B) Party B will retain 6,000,000 shares to pay for Party B's listing services;

2) Party A agrees to pay Party B a total of RMB1,900,000 as listing fee: Of which, RMB500,000 will paid on signing of this agreement, another RMB400,000 due in 7-15 days after the auditor's arrival and the auditor decides the Company is auditable. The balance of RMB1,000,000 due after the audit report is issued. Should the auditor decides the Company not auditable within 7-15 days, this agreement shall become void. The fee will be paid in U.S. dollar and wired to Party B's U.S. headquarters' bank account.

Article 7—Stock Transfer

Party A, Party B and Party C shall buy and sell their shares of Party C company stock in any manner as soon as the SEC approves the listing of Party C.

Article 8—Treatment of Stock for Failure of Listing

After the signing of this agreement:

1) If Party C' fails to be listed on the main board due to the cause of Party B, Party B agrees to refund RMB1,900,000 to Party A within 3 days; however,

2) If Party C fails to be listed on the main board due to the cause of Party A or C, Party A agrees that Party B will not be required to refund RMB1,900,000 to Party A.

3) Party A agrees to notify Party B in writing with at least 30 days in advance in the case of canceling the listing effort.

Article 9—Consent to Invitation

Prior to the listing, in order for Party B to make efficient introduction of Party C to the US investors and the stock market, Party C agrees to invite Party B to attend its board meetings and senior management meetings to have some knowledge of its daily business operation.

Article 10—Confidentiality

Party A, Party B and Party C shall be liable for actively maintaining the confidentiality of the business secret of other parties or relevant to the listing. Since Party B is a public company in the U.S., it is obligated to disclose this agreement to the SEC.

Article 11—Applicable Law

Implementation and construction of this Contract shall be governed by the laws of People's Republic of China.

Article 12—Dispute Settlement

For all disputes and differences relevant hereto or arising from performance hereof, the Parties shall first try to settle them through friendly consultation. If no agreement is reached within 30 days as of the date of the occurrence of the dispute or difference, either party may submit the dispute to Beijing International Arbitration Commission for arbitration in accordance with then applicable arbitration rules. The arbitration award shall be final, and binding on both parties.

Article 13 Entire Agreement

This Agreement shall be the final and complete contract between the Parties, and shall supersede all previous agreements between the Parties, oral or written.

Article 14—Miscellaneous

If this agreement has versions of more than one language, the Chinese version shall govern in case of dispute or inconsistency between them.

Article 15—Effectiveness and Modification

This agreement shall become effective as of the date when it is signed by both parties. The Parties may modify or supplement this agreement in writing, and written modification or supplementation to this agreement signed by the Parties shall be an integral part hereof, and shall have the same legal effect as this Contract.

Article 16—Duplicates

This agreement shall be served in 4 copies, with each party holding 2, each with the same legal effect.

Party A (signature and seal):	Party B (signature and seal):
Authorized representative name, signature and title:	Authorized representative name, signature and title:
Cheng Biao, President	Keith Wong, President
Date: Nov 3, 2009	Date: Nov 3, 2009